Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

In connection with the Quarterly Report on Form 10-Q of PharmAthene, Inc. (the “Company”) for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), I,  Philip MacNeill, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip MacNeill
Philip MacNeill
Controller and Principal Accounting Officer (Principal Financial Officer)
November 9, 2011